UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 11, 2022, the Board of Directors (the “Board”) of Forte Biosciences, Inc., a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company to stockholders of record as of the close of business on July 21, 2022 (the “Record Date”). In connection with the distribution of the Rights, the Company entered into a Preferred Stock Rights Agreement (the “Rights Agreement”), dated as of July 12, 2022, between the Company and Computershare Trust Company, N.A., as rights agent.

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by the Board.

On June 26, 2023, the Company entered into Amendment No. 1 to the Rights Agreement between the Company and Computershare Trust Company, N.A., as rights agent (the “Amendment”), which amends the Rights Agreement. The Amendment extends the expiration of the Rights to 5:00 p.m., New York City time, on July 12, 2024, unless the Rights are earlier redeemed or exchanged in accordance with the terms of the Rights Agreement. All other terms and conditions of the Rights Agreement remain unchanged.

The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, as amended by the Amendment. The description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which has been previously filed by the Company. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth under the caption “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.08. Shareholder Director Nominations.

On June 26, 2023, the Company announced that the Board has scheduled the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) for September 19, 2023.

In accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices before the close of business on July 6, 2023. In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act or the nomination of a candidate for director to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act in respect of the 2023Annual Meeting, such proposal or nomination must be received by the Company at its principal executive offices before the close of business on July 6, 2023, and be in compliance with the Company’s Amended and Restated Bylaws and, if applicable, Rule 14a-19 under the Exchange Act. Proposals and nominations should be directed to the attention of the Corporate Secretary at the Company’s principal executive offices: 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247.

Item 8.01. Other Events.

The information set forth under the captions “Item 1.01. Entry into a Material Definitive Agreement” and “Item 5.08. Shareholder Director Nominations” is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Amendment No. 1 to Preferred Stock Rights Agreement, dated as of June 26, 2023, by and between Forte Biosciences, Inc. and Computershare Trust Company, N.A., as rights agent.

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: June 26, 2023	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer